EXHIBIT 10.31

                                 PROMISSORY NOTE


$_______________________                               Deerfield Beach, Florida


FOR VALUE RECEIVED, the undersigned DEVCON INTERNATIONAL CORP., a Florida corporation, (the "Maker"), hereby promises to pay to the order of DONALD L. SMITH, JR. (the "Payee"), the principal sum of _____________________________
__________________ ( ) plus interest. Interest shall be calculated based on a 360-day year from the date hereof on the unpaid principal balance from time to time outstanding, commencing _____________________, at a fluctuating rate equal to the rate of interest announced from time to time by NationsBank, N.A. (the "Bank") as its prime rate plus 2% ("Prime Rate"). Interest shall be due and payable on the first day of each month beginning _____________________ and continuing on the first day of each month thereafter with any accrued and unpaid interest being due and payable on ______________ . This Note may be prepaid in whole or in part, at any time, without penalty. Each change in the Bank's Prime rate shall automatically and simultaneously cause the rate hereunder to change. All payments due hereunder shall be payable in lawful money of the United States of America and in immediately available funds to: Donald L. Smith, Jr., 1350 East Newport Center Drive, Suite 201, Deerfield Beach, Florida 33442.

Principal shall be due and payable as follows:

      |X|  $ ________________ shall be due on demand.
      |X|  $ ________________  shall be due and payable on                .

No delay or omission by the holder hereof in exercising any right or remedy hereunder or of any other right shall act as a waiver of such right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

Nothing herein, nor any transaction related hereto, shall be construed or so operate as to require the Maker to pay interest at a greater rate than is lawful. Should any interest or other charges paid by the Maker in connection with the loan evidenced by this Note result in the computation or earning of interest in excess of the maximum legal rate of interest, than any and all such excess shall be, and the same is hereby waived by the Payee, and any and all such excess shall be automatically credited against and in reduction of the balance due under this indebtedness, and the portion of such excess which exceeds the balance due under this Note shall be paid by the Payee to the Maker.

Notwithstanding anything to the contrary contained herein, this Note shall be immediately due and payable at the option of Payee upon the occurrence of any of the following events:

     a) The declaration of bankruptcy or the making of an assignment for the benefit of creditors by Makers;

     b) Failure to make any payment of principal at maturity or interest due hereunder.

     c) On the date of a Change of Control (as defined herein) and for a nine (9) month period thereafter. For purposes of this Promissory Note, Change of Control shall be deemed to have occurred if any person, corporation, partnership or other entity ("Person") acting alone or with any other Person (other than Payee, members of Payee's family or any Person that Payee or members of his family beneficially own or control) acquire or beneficially own 15% or more of the issued and outstanding shares of the company's common stock; any person commences an offer to purchase shares of the company's common stock, so that, if such offer is accepted, after such purchase such person would beneficially own greater than 15% of the issued and outstanding shares of the company's common stock; any person files a Schedule 13D or 13G with the United States Securities and Exchange Commission indicating an intention to acquire beneficial ownership of more than 15% of the issued and outstanding shares of company common stock.

The Maker hereby waives presentment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Note, consents that Payee shall have the right, without notice, to grant any extensions of time for payment or any other indulgences or forbearances whatsoever, without in any way affecting the liability of Maker for the payment of this Note.

In the event that this Note shall be placed in the hands of an attorney to enforce payment, the prevailing party shall be entitled to reasonable attorneys' fees and for all costs and charges in connection therewith.

Executed this _______ day of ____________1999.

Devcon International Corp.
a Florida Corporation

By:_________________________
     Jan A.  Norelid
     Vice President

(Corporate Seal)